 As filed with the Securities and Exchange Commission on February 24, 1999

                                                 Registration No. 333-71499

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                              CRITICAL PATH, INC.
             (Exact name of registrant as specified in its charter)


      California                            7389                 91-1788300
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
        organization)


                                 320 1st Street
                        San Francisco, California 94105
                                 (415) 808-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               DOUGLAS T. HICKEY
                     President and Chief Executive Officer
                              CRITICAL PATH, INC.
                                 320 1st Street
                        San Francisco, California 94105
                                 (415) 808-8800

 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                               ----------------

                                   Copies to:

            Jorge del Calvo, Esq.           Alan K. Austin, Esq.
          Stanley F. Pierson, Esq.         Mark L. Reinstra, Esq.
            Davina K. Kaile, Esq.          Clay B. Simpson, Esq.
           James J. Masetti, Esq.     Wilson Sonsini Goodrich & Rosati
        Pillsbury Madison & Sutro LLP        650 Page Mill Road
             2550 Hanover Street            Palo Alto, CA 94304
             Palo Alto, CA 94304

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement numbers of the earlier
effective registration statement for the same offering.   [_]

  If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                             Explanatory Note

  This Amendment #1 is being filed solely for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

                                                                      Payable by
                                                                      Registrant
                                                                      ----------
   SEC registration fee..............................................  $14,387
   National Association of Securities Dealers, Inc. filing fee.......    5,675
   Accounting fees and expenses......................................     *
   Legal fees and expenses...........................................     *
   Printing and engraving expenses...................................     *
   Blue Sky fees and expenses........................................     *
   Registrar and Transfer Agent's fees...............................     *
   Miscellaneous fees and expenses...................................     *
                                                                       -------
   Total.............................................................  $ *
                                                                       =======

  --------
  *  To be filed by amendment.

Item 14. Indemnification of Directors and Officers

  Section 317 of the California Corporations Code provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article V, Section B of our articles of incorporation (Exhibit 3.1 hereto) provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

  The Underwriting Agreement (Exhibit 1.1) provides for indemnification by ourself, our underwriters and our directors and officers of the underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities

1. From February 1997 to January 15, 1999, the Registrant issued and sold 14,162,257 shares of common stock to employees, directors and consultants at prices ranging from $0.01 to $1.00 per share.

2. On April 1, 1998, the Registrant issued and sold 27,957,317 shares of Series A Preferred Stock to a total of 29 investors for an aggregate purchase price of $9,170,001.99.

3. On September 11, 1998 and January 13, 1999, the Registrant issued and sold 15,100,782 shares of Series B Preferred Stock to a total of 19 investors for an aggregate purchase price of $29,061,014.44.

4. On January 13, 1999, the Registrant issued and sold 2,400,000 shares of common stock to one investor for an aggregate purchase price of $2,400,000.00.

5. From February 1997 to January 15, 1999, the Registrant issued and sold 13,763,158 shares of common stock to 5 investors at a purchase price of $0.01 per share.

  The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

  See exhibits listed on the Exhibit Index following the signature page of the Form S-1, which is incorporated herein by reference.

  (b) Financial Statement Schedules

  Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

Item 17. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The Registrant will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of February, 1999.

                                          Critical Path, Inc.

                                                   /s/ Douglas T. Hickey
                                          By: _________________________________
                                                     Douglas T. Hickey
                                                 President, Chief Executive
                                                    Officer and Director

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Name                             Title                    Date
                ----                             -----                    ----

       /s/ Douglas T. Hickey         President, Chief Executive     February 23, 1999
____________________________________ Officer and Director
         Douglas T. Hickey

       /s/ David A. Thatcher         Executive Vice President,      February 23, 1999
____________________________________ Chief Financial Officer
         David A. Thatcher           (Principal Financial Officer)
                                     and Accounting Officer

        /s/ David C. Hayden          Chairman of the Board          February 23, 1999
____________________________________
          David C. Hayden

                 *                   Director                       February 23, 1999
____________________________________
        Christos M. Cotsakos

                 *                   Director                       February 23, 1999
____________________________________
            Lisa Gansky

                 *                   Director                       February 23, 1999
____________________________________
          Kevin R. Harvey

                 *                   Director                       February 23, 1999
____________________________________
           James A. Smith

                 *                   Director                       February 23, 1999
____________________________________
           George Zachary

*By: /s/ David A. Thatcher
  ----------------------------

    David A. Thatcher

    (Attorney-in-Fact)

                                 EXHIBIT INDEX

    Exhibit
    Number                         Description of Document
    -------                        -----------------------
   1.1*       Form of Underwriting Agreement.
   3(i)(a)**  Amended and Restated Articles of Incorporation and amendments thereto.
   3(i)(b)**  Form of Amended and Restated Articles of Incorporation to be
              filed prior to completion of this offering.
   3(ii)(a)** Bylaws of the Registrant, as amended.
   3(ii)(b)** Form of Amended and Restated Bylaws.
   4.1        Form of Common Stock Certificate.
   4.2        Warrant to Purchase Preferred Stock dated September 11, 1998 issued by the Registrant to Hambrecht & Quist LLC.
   4.3        Warrant to Purchase Preferred Stock dated January 13, 1999 issued by the Registrant to Hambrecht & Quist LLC.
   4.4        Warrant to Purchase Series B Preferred Stock dated January 29,
              1999 issued by the Registrant to ICQ, Inc.
   5.1*       Opinion of Pillsbury Madison & Sutro LLP.
  10.1**      Form of Indemnification Agreement between the Registrant and each of its directors and officers.
  10.2**      Employee Stock Purchase Plan.
  10.3**      1998 Stock Plan and forms of stock option agreements thereunder.
  10.4**      Series B Preferred Stock Purchase Agreement dated September 11,
              1998.
  10.5**      Amendment to Series B Preferred Stock Purchase Agreement dated
              January 13, 1999.
  10.6**      Amended and Restated Investors' Rights Agreement dated September
              11, 1998.
  10.7**      Amendment to the Amended and Restated Investors' Rights Agreement
              dated January 13, 1999.
  10.8**      Master Equipment Lease Agreement dated April 28, 1998, and Lease
              Line Schedule thereto, by and between the Registrant and
              Lighthouse Capital Partners II, L.P.
  10.9**      Master Lease Agreement dated May 1, 1998, and addendum thereto, by and between the Registrant and Comdisco, Inc.
  10.10**     Standard Industrial/Multitenant Lease-Gross dated June 20, 1997 by and between the Registrant and 501 Folsom Street Building.
  10.11**     Letter Agreement dated October 1, 1998 by and between the
              Registrant and Douglas Hickey.
  10.12**     Promissory Note and Security Agreement dated November 6, 1998 by and between the Registrant and Doug Hickey.
  10.13**     Warrant Agreement dated April 28, 1998 by and between the
              Registrant and Lighthouse Capital Partners II, L.P.
  10.14**     Warrant Agreement dated May 1, 1998 by and between the Registrant and Comdisco, Inc.
  10.15+**    Master Services Agreement dated December 10, 1998 by and between the Registrant and US West Communications Services, Inc.
  10.16+**    Email Services Agreement dated May 27, 1998 by and between the
              Registrant and Network Solutions, Inc.
  10.17+**    Email Services Agreement dated July 6, 1998 by and between the
              Registrant and StarMedia Network, Inc.
  10.18+**    Amendment to Email Services Agreement September 30, 1998 by and
              between the Registrant and E*TRADE Group, Inc.
  10.19+**    Email Services Agreement dated September 14, 1998 by and between the Registrant and Sprint Communications Company L.P.
  10.20+**    Email Services Agreement dated March 19, 1998 by and between the
              Registrant and NTX, Inc. dba TABNet, Inc.

  Exhibit
  Number                        Description of Document
  -------                       -----------------------
  10.21** QuickStart Loan and Security Agreement dated May 12, 1998 by and between the Registrant and Silicon Valley Bank.
  10.22+  Email Services Agreement dated January 29, 1999 by and between the
          Registrant and ICQ, Inc.
  23.1**  Consent of PricewaterhouseCoopers LLP.
  23.2*   Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
  24.1**  Power of Attorney.
  27.1**  Financial Data Schedule.

--------
*To be filed by amendment.

**Previously Filed.
+ Confidential treatment has been requested with respect to certain portions of these agreements.